Exhibit 24. Power of Attorney

Power of Attorney
KNOW ALL PERSONS BY THESE PRESENTS, that each of the undersigned, being a director or officer, or both, of McDonald's Corporation, a Delaware corporation (the “Company”), hereby constitutes and appoints Denise A. Horne, Brian J. Mullens, Kevin M. Ozan and Gloria Santona, and each one of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities to execute any and all amendments to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2015, to be filed with the U.S. Securities and Exchange Commission by the Company under the Securities Exchange Act of 1934, as amended, with all exhibits thereto, and other documents in connection therewith, granting unto said attorneys-in-fact and agents, and each one of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any one of them, or their or his or her substitutes, may lawfully do or cause to be done by virtue hereof.
This Power of Attorney may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.
IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney on and as of the 25th day of February, 2016.

/s/ Susan E. Arnold	/s/ Walter E. Massey
Susan E. Arnold	Walter E. Massey
Director	Director

/s/ Lloyd H. Dean	/s/ Andrew J. McKenna
Lloyd H. Dean	Andrew J. McKenna
Director	Chairman of the Board and Director

/s/ Stephen J. Easterbrook	/s/ Brian J. Mullens
Stephen J. Easterbrook	Brian J. Mullens
President, Chief Executive Officer and Director	Corporate Senior Vice President – Controller
(Principal Executive Officer)	(Principal Accounting Officer)

/s/ Robert A. Eckert	/s/ John J. Mulligan
Robert A. Eckert	John J. Mulligan
Director	Director

/s/ Margaret H. Georgiadis	/s/ Kevin M. Ozan
Margaret H. Georgiadis	Kevin M. Ozan
Director	Corporate Executive Vice President and Chief Financial Officer
(Principal Financial Officer)

/s/ Enrique Hernandez, Jr.	/s/ Sheila A. Penrose
Enrique Hernandez, Jr.	Sheila A. Penrose
Director	Director

/s/ Jeanne P. Jackson	/s/ John W. Rogers, Jr.
Jeanne P. Jackson	John W. Rogers, Jr.
Director	Director

/s/ Richard H. Lenny	/s/ Miles D. White
Richard H. Lenny	Miles D. White
Director	Director